  As filed with the Securities and Exchange Commission on September 30, 1998
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ________________________

                               FLIR SYSTEMS, INC.
               (Exact name of registrant as specified in charter)

               OREGON                               93-0708501
     (State or other jurisdiction of             (I.R.S. Employer
     incorporation or organization)           Identification Number)
                            ________________________

                 16505 S.W. 72ND AVENUE, PORTLAND, OREGON 97224
                                 (503) 684-3731
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                            ________________________

                  FLIR SYSTEMS, INC. 1992 STOCK INCENTIVE PLAN
                            ________________________

                            J. KENNETH STRINGER III
                     PRESIDENT AND CHIEF OPERATING OFFICER
                               FLIR SYSTEMS, INC.
                 16505 S.W. 72ND AVENUE, PORTLAND, OREGON 97224
                                 (503) 684-3731
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ________________________
                                with copies to:
                           GREGORY E. STRUXNESS, ESQ.
                                 ATER WYNNE LLP
             222 S.W. COLUMBIA, SUITE 1800, PORTLAND, OREGON 97201
                                 (503) 226-1191

                        CALCULATION OF REGISTRATION FEE

 =================================================================================================================================
 Title of Securities to     Amount to be        Proposed Maximum             Proposed Maximum             Amount of
 be Registered              Registered              Offering           Aggregate Offering Price (1)   Registration Fee
                                              Price per Share (1)
 Common Stock, par
 value $.01 per share       2,500,000 shares         $13.75                     $34,375,000                 $10,141

==================================================================================================================================

(1)  Estimated solely for the purpose of calculating the registration fee.
===========================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This registration statement is filed in accordance with the provisions of General Instruction E to Form S-8 for the purpose of registering additional shares of common stock for offer and sale under the FLIR Systems, Inc. 1992 Stock Incentive Plan, for which a registration statement on Form S-8 (File No. 33-82676) is already effective. Except to the extent that exhibits are filed herewith the contents of FLIR Systems, Inc.'s registration statement on Form S-8 (File No. 33-82676) are hereby incorporated by reference.

ITEM 8. EXHIBITS

        Number                         Description
        ------                         -----------

         5.1 Opinion of Ater Wynne LLP as to the legality of the securities being registered

         23.1 Consent of Ater Wynne LLP (included in legal opinion filed as Exhibit 5.1)

         23.2      Consent of PricewaterhouseCoopers LLP

         24.1 Powers of Attorney (included in signature page in Part II of the Registration Statement)

         99.1      FLIR Systems, Inc. 1992 Stock Incentive Plan, as amended

ITEM 9. UNDERTAKINGS

        (a) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by section 10(a)(3) of the Act;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (b) The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (d) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such a director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (e) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of Portland, State of Oregon, on the 29th day of September, 1998.

                                       FLIR SYSTEMS, INC.



                                       By: /s/ J. Kenneth Stringer III
                                           ---------------------------
                                           J. Kenneth Stringer III
                                           President and Chief Operating Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert P. Daltry and J. Kenneth Stringer III, and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the registration statement filed herewith and any or all amendments to said registration statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Witness our hands on the date set forth below.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                         [Signatures on following page]

     Signature                Title                                     Date
     ---------                -----                                     ----

/s/ Robert P. Daltry          Chairman of the Board and Chief          9/29/98
---------------------         Executive Officer (Principal
Robert P. Daltry              Executive Officer)


/s/ J. Kenneth Stringer III   Director, President and Chief            9/29/98
----------------------------  Operating Officer
J. Kenneth Stringer III


/s/ J. Mark Samper            Vice President Finance and Chief         9/29/98
------------------            Financial Officer (Principal Financial
J. Mark Samper                and Accounting Officer)


/s/ Leif Bergstrom            Vice Chairman of the Board of Directors  9/29/98
------------------
Leif Bergstrom


/s/ Patrick L. Edsell         Director                                 9/29/98
---------------------
Patrick L. Edsell


/s/ John C. Hart              Director                                 9/29/98
----------------
John C. Hart


/s/ Egon Linderoth            Director                                 9/29/98
------------------
Egon Linderoth


/s/ W. Allen Reed             Director                                 9/29/98
------------------
W. Allen Reed


/s/ Lars Spongberg            Director                                 9/29/98
-------------------
Lars Spongberg


/s/ Ronald L. Turner          Director                                 9/29/98
---------------------
Ronald L. Turner

                               INDEX TO EXHIBITS


     Exhibit                                                                Page
     Number                     Exhibit                                     No.
     -------                    -------                                     ----

      5.1 Opinion of Ater Wynne LLP as to the legality of the securities being registered

     23.1 Consent of Ater Wynne LLP (included in legal opinion filed as Exhibit 5.1)

     23.2      Consent of PricewaterhouseCoopers LLP

     24.1 Powers of Attorney (included in signature page in Part II of the Registration Statement)

     99.1 FLIR Systems, Inc. 1992 Stock Incentive Plan, as amended